SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): November 19, 2003


                                CorVu Corporation
             (Exact name of Registrant as Specified in its Charter)


                                    Minnesota
                 (State or Other Jurisdiction of Incorporation)



           0-29299                                       41-1457090
  (Commission File Number)                             (IRS Employer
                                                     Identification No.)


                              3400 West 66th Street
                             Edina, Minnesota 55435
              (Address of Principal Executive Offices and Zip Code)


                                 (952) 944-7777
              (Registrant's telephone number, including area code)



                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)



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Item 9.  Regulation FD Disclosure.

         Recently, the Registrant completed a private placement of its common stock that resulted in gross proceeds of $1,350,000, less commissions and expenses. From November 19, 2003 through December 8, 2003, the Registrant sold to accredited investors an aggregate amount of 1,800,001 shares of common stock together with warrants to purchase an additional 540,000 shares of common stock at an exercise price of $1.25 per share. Three institutional investors (directly or through affiliated entities) were the primary participants in the private placement. In addition, the Registrant issued to a placement agent warrants to purchase 66,666 shares of common stock at an exercise price of $0.90 per share.

         Pursuant to the investment agreements between the Registrant and the investors, the Registrant is required to file a registration statement with the Securities and Exchange Commission to register the shares and the shares underlying the warrants for resale by the investors on or before February 17, 2004. Should the Registrant not fulfill this requirement, then, depending on the length of the delay, the number of warrants would be doubled and the exercise price of the shares purchasable upon exercise of the warrants would be substantially.


         Press release regarding the private placement is attached to this Form 8-K as Exhibit 99.1.


Limitation on Incorporation by Reference.

         Pursuant to general instruction B.2 of Form 8-K, the information in this report shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        CORVU CORPORATION


Date:  December 18, 2003                By /s/ Justin M. MacIntosh
                                           ----------------------------------
                                           Justin M. MacIntosh
                                           Chief Executive Officer